UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DERMA SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

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214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2016

To the Stockholders of Derma Sciences, Inc.:

The Annual Meeting of Stockholders (the “Meeting”) of Derma Sciences, Inc., a Delaware corporation (the “Company”), will be held on June 1, 2016, at 3:30 pm, at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, for the following purposes:

1.	To elect five directors for the year following the Meeting or until their successors are elected;
2.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);
3.	To consider and vote upon ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 12, 2016, are entitled to notice of and to vote at the Meeting and at any adjournments or postponements of the Meeting.

All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, your vote is important. In an effort to facilitate the voting process, we are pleased to avail ourselves of Securities and Exchange Commission rules that allow proxy materials to be furnished to stockholders on the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was mailed to you on or about April 20, 2016, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. Your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the Meeting. Proxies are being solicited on behalf of the Board of Directors. If you vote by proxy, you may nevertheless attend the Meeting and vote your shares in person.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT APRIL 20, 2016, OR, IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

By Order of the Board of Directors,
DERMA SCIENCES, INC.
/s/ Stephen T. Wills, CPA, MST
Interim Executive Chairman and
Principal Executive Officer

DERMA SCIENCES, INC.
214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2016

PROXY STATEMENT

The Board of Directors (the “Board” or the “Board of Directors”) of Derma Sciences, Inc. (the “Company,” “Derma Sciences,” “we,” “us” or “our”) has made these materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at its Annual Meeting of Stockholders (the “Meeting”) to be held at 3:30 pm, on Wednesday, June 1, 2016, at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth under the headings Proposal 1 — Election of Directors, Proposal 2 — Advisory Vote on the Compensation of Our Named Executive Officers and Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm below and in the Notice of Annual Meeting of Stockholders. Stockholders are requested to promptly vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, which was mailed to you on or about April 20, 2016. If you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.

The close of business on April 12, 2016, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had the following shares issued, outstanding and entitled to vote:

•	25,885,494 shares of common stock, par value $0.01 per share (“Common Stock”);
•	18,598 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”); and
•	54,734 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock,” together with the Series A Preferred Stock, the “Preferred Stock”).

The foregoing shares of Common Stock and Preferred Stock are collectively referred to herein as the “Shares.” Holders of the Shares are entitled to one vote for each share held of record. The Shares are the only voting securities of the Company.

The presence at the Meeting, in person or by proxy, of the holders of 12,979,414 Shares (a majority of the aggregate number of shares of Common Stock and Preferred Stock issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business. Proxies marked “ABSTAIN” and Broker Non-Votes (as defined below), if any, will be counted in determining the presence of a quorum.

If the on-line or paper form of proxy is executed properly and submitted, Shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, Shares will be voted “FOR” the election as directors of those nominees named in the proxy, “FOR” the compensation of our named executive officers and “FOR” ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

If your Shares are held in street name and you do not provide voting instructions to the broker or other nominee that holds your Shares, the broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted Shares for Proposal No. 3, the ratification of our independent public accountant, but does not have authority to vote your unvoted Shares for Proposal No. 1, the election of directors, or Proposal No. 2, the advisory vote on the compensation of our named executive officers. We encourage you to provide voting instructions. This ensures your Shares will be voted at the Meeting in the manner you desire. If your broker cannot vote your Shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a broker non-vote (“Broker Non-Votes”).

A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by submission of a proxy bearing a later date. Any stockholder may attend the Meeting and vote in person whether or not a proxy was previously submitted.

For Proposal No. 1, the nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the election of directors, except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes.

Adoption of Proposal No. 2 requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and Broker Non-Votes will not be counted as either votes cast for or against this proposal.

Adoption of Proposal No. 3 requires the affirmative vote of a majority of the total number of votes cast for this proposal. In determining whether Proposal No. 3 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposals, and Broker Non-Votes, if any, will have no effect on the votes for the proposal.

The Notice of Annual Meeting, this proxy statement (this “Proxy Statement”), the accompanying proxy card and our Annual Report on Form 10-K are being made available on the Internet at https://materials.proxyvote.com/249827 through the notice and access process and, upon request, mailed to our stockholders on or about April 20, 2016. The expense of solicitation will be borne by the Company. The solicitation of proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding Shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding proxies and proxy materials to the beneficial owners of such Shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

A board of five directors will be elected at the Meeting by the stockholders of the Company to hold office until their successors have been elected and qualified. Edward J. Quilty, former Chairman of the Board of Directors, President and Chief Executive Officer of the Company, departed from the Company effective as of December 21, 2015 and resigned as a member of the Board of Directors as of February 26, 2016. Bruce F. Wesson and Amy Paul, each a current member of the Board, will not stand for re-election at the Meeting when their respective terms expire. Therefore, effective upon election of the Board at the Meeting, Mr. Wesson and Ms. Paul will no longer be members of the Board of Directors or any committee thereof and the size of the Board will be reduced to five from seven directors.

It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board.

The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Director Since	Principal Occupation
Stephen T. Wills, CPA, MST	59	May 2000	Interim Executive Chairman, Executive Vice President, Chief Financial Officer and Chief Operating Officer of Palatin Technologies, Inc.
Srini Conjeevaram(2)(3)	57	May 1998	Director, Vice President of Strategic Planning at Penumbra, Inc.
Robert G. Moussa(4)(5)	69	May 2005	Director, President and Chief Executive Officer of Dilon Technologies, Inc.
Brett D. Hewlett	53	February 2010	Director, Advisor to the Board of Comvita Limited
Samuel E. Navarro(1)(5)	60	May 2015	Director, Managing Partner at Gravitas Healthcare

(1)	Member, Audit Committee.
(2)	Chairman, Audit Committee.
(3)	Member, Compensation Committee.
(4)	Chairman, Compensation Committee.
(5)	Member, Nominating and Corporate Governance Committee.

Effective until their respective Board terms expire, Bruce F. Wesson served as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and Amy Paul served as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Immediately following the Meeting and in order to comply with board committee composition requirements under applicable NASDAQ Listing Rules, the Board will appoint members to the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee.

Information Relative to Directors and Nominees

Stephen T. Wills, CPA, MST was appointed Interim Executive Chairman and principal executive officer on December 21, 2015 and has served as lead director and a director of the Company since July 2008 and May 2000, respectively. He also served as our Chief Financial Officer from July 1997 and Vice President from November 1997 until his resignation from these positions in July 2000. From 1991 to August 2000, Mr. Wills was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills currently serves as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. He is also a trustee of The Hun School of Princeton and is chair of its finance committee. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute

of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

We believe that Mr. Wills’ qualifications to serve on our Board of Directors include his extensive and varied financial, operational and management experience, his substantial experience with our Company and his strong technological background within the biopharmaceutical industry. In connection with his appointment as Interim Executive Chairman, Mr. Wills stepped down as the lead director and as a member of the Audit Committee and the Compensation Committee.

Srini Conjeevaram has served as a director of Derma Sciences since May 1998. Mr. Conjeevaram is Vice President of Strategic Planning at Penumbra, Inc., a neurovascular medical device company. Mr. Conjeevaram is also Managing Director of SC Capital Management, LLC, a management company that manages growth-equity fund investments in privately-held healthcare companies. From 1991 through March 2006, he was with Galen Partners, focusing on growth equity healthcare investments, becoming a General Partner in 1996. Prior to his affiliation with Galen Partners, he was an Associate in Corporate Finance at Smith Barney from 1989 to 1990 and a Senior Project Engineer for General Motors Corporation from 1982 to 1987. Mr. Conjeevaram earned a Bachelor of Science degree in Mechanical Engineering from Madras University, India, a Master of Science degree in Mechanical Engineering from Stanford University, and a Master of Business Administration from Indiana University.

We believe that Mr. Conjeevaram’s qualifications to serve on our Board of Directors include his many years of experience with financing and growth planning for healthcare companies.

Robert G. Moussa has served as a director of Derma Sciences since May 2005. Mr. Moussa is the Chairman, President and Chief Executive Officer of Dilon Technologies, Inc., makers of a gamma imaging system for early breast cancer detection, a position he has held since February 2008. Before joining Dilon Technologies, Inc., Mr. Moussa served as President and Chief Executive Officer of Robert Moussa & Associates, a consulting firm serving the pharmaceutical, biotechnology and healthcare industries. Prior to founding this firm, he served in a variety of executive positions with Mallinckrodt, Inc., St. Louis, Missouri, a $2.4 billion healthcare and chemical company. Mr. Moussa’s most recent assignment at Mallinckrodt, Inc. was President — International, a position he held from 1995 through 1997. Previously, he served from 1992 to 1996 as President and Chief Executive Officer of Mallinckrodt Medical, Inc., Mallinckrodt, Inc.’s largest business unit with over $1 billion in revenues. Before joining Mallinckrodt Medical, Inc., Mr. Moussa served during the period 1978 through 1992 as Mallinckrodt, Inc.’s Group Vice President — International Medical Products, Vice President and General Manager — Medical Products Europe, General Manager — Critical Care, Director of Business Operations and General Sales Manager. Prior to joining Mallinckrodt, Inc., Mr. Moussa held a number of positions during the period from 1969 through 1976 with Sherwood Medical, United Kingdom, most recently as Director of Marketing. Mr. Moussa received his Baccalaureate from the Collége du Sacre-Cœur, Beirut, Lebanon, in 1966 and his Bachelor of Science in Business Administration from Ealing University, London, England, in 1969. He has also completed executive seminars at the University of California at Berkeley, the Aspen Institute, the Wharton Executive School and the Center for Creative Leadership.

We believe that Mr. Moussa’s qualifications to serve on our Board of Directors include his many years of experience as senior and chief executive with leading companies in the pharmaceutical and healthcare industries.

Brett D. Hewlett has served as a director of Derma Sciences since February 2010. Mr. Hewlett served as the Chief Executive Officer of Comvita from 2005 until the end of 2015 and currently serves as an Advisor to the Board of Comvita. He is a Director and member of the Audit and Risk Committees of NZX listed company SeaDragon Ltd. (since October 2015) and is Director and Chairman of Priority One (since October 2015), Western Bay of Plenty and Tauranga City Council’s Economic Development Agency. Prior to his affiliation with Comvita, Mr. Hewlett served for fifteen years with Tetra Pak, a world-leading food packaging company, in the capacities of Managing Director for Eastern Mediterranean markets and Commercial Director for Saudi Arabia. He has organized and managed his own consulting company and has been an active angel investor supporting start-up companies in New Zealand. Mr. Hewlett earned a Bachelor of Food Technology degree from Massey University, New Zealand, in 1987 and a Masters of Business Administration degree from International Institute for Management Development, Switzerland, in 1993.

We believe that Mr. Hewlett’s qualifications to serve on our Board of Directors include his extensive wound care expertise, his many years of global management experience and his strong technological background in the natural healthcare industry.

Comvita is a stockholder of Derma Sciences and we conduct significant business with Comvita. We are also a shareholder of Comvita. In 2013 and 2014, we purchased 2,802,277 common shares in the capital of Comvita for $8,483,693. At December 31, 2015 this investment represented 7.0% of Comvita’s outstanding common shares. For further details of our dealings with Comvita, please refer to the discussion under the heading Certain Relationships and Related Transactions. Mr. Hewlett was initially appointed to the Board of Directors pursuant to that certain nominating agreement dated February 18, 2010 between our Company and Comvita Limited, an affiliate of Comvita. For further details concerning the nominating agreement, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2010.

Samuel E. Navarro has served as a director of Derma Sciences since May 2015. Mr. Navarro is currently Managing Partner at Gravitas Healthcare, LLC, a strategic advisory firm based in Greenwich, CT. Mr. Navarro was previously Managing Director of Cowen & Co., an investment banking and financial advisory firm, in New York City and head of its Medical Technology Investment Banking initiatives. Before Cowen & Co., Mr. Navarro spent more than four years at The Galleon Group, a hedge fund management firm, running the Galleon Healthcare Fund as a Senior Portfolio Manager. He was responsible for health care investments across all sectors, including pharmaceuticals/biopharmaceutical industries, medical technology and hospital supplies, and all areas of healthcare services. Mr. Navarro also spent time at ING Barings as the Global Head of Healthcare Investment Banking. Mr. Navarro currently serves on the boards of directors of Cardica, Inc. and Strata Skin Sciences, Inc., both publicly traded companies. Mr. Navarro earned a Bachelor of Science degree in Engineering from The University of Texas at Austin, a Master of Science degree in Engineering from Stanford University and an MBA degree in Finance from The Wharton School at the University of Pennsylvania.

We believe that Mr. Navarro’s qualifications to serve on our Board of Directors include his extensive investment management experience in the medical device industry.

Compensation of Directors

Compensation Program

Upon election or appointment, outside directors receive 10,000 restricted stock units, which vest as to 25% of the grant on the first, second, third and fourth anniversaries of the grant date, so long as the grantee remains a director of the Company. For each year of service after election or appointment, outside directors, except for the lead director, receive a grant of restricted stock units having a value equal to an amount in the range of $65,000 – $75,000, which vest on the first anniversary of the grant date, so long as the grantee remains a director of the Company. For each year of service after election or appointment, the lead director receives a grant of restricted stock units having a value equal to an amount in the range of $100,000 – $120,000, which vest on the first anniversary of the grant date, so long as the grantee remains a director of the Company. For each year of service, each outside director also receives a $40,000 annual cash payment, payable quarterly in equal amounts, except for the lead director, who receives an $85,000 annual cash payment, payable quarterly in equal amounts. In addition, the chairperson of the Audit Committee, the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee receive additional annual compensation of $12,000, $12,000 and $7,500, respectively, payable quarterly in equal amounts, and each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual compensation of $4,000, $4,000 and $2,500, respectively, payable quarterly in equal amounts. In connection with special committees that the Board of Directors may form from time to time in connection with various transactions or undertakings, the Board of Directors may award compensation to the directors, in its discretion, for membership on such special committees. The Board of Directors may, from time to time, grant additional merit-based cash or equity compensation to non-employee directors for extraordinary service. All directors are reimbursed for expenses incurred in connection with each Board and committee meeting attended. Inside directors receive no compensation for their services as directors.

Director Compensation Table

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our directors during the year ended December 31, 2015:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(2)	Total
Srini Conjeevaram(3)	$48,750	$65,700	—	$114,450
Robert G. Moussa(4)	$54,500	$65,700	—	$120,200
Bruce F. Wesson(5)	$51,500	$65,700	—	$117,200
Brett D. Hewlett(6)	$40,000	$65,700	—	$105,700
Amy Paul(7)	$47,750	$65,700	—	$113,450
Samuel E. Navarro(8)	$27,125	$65,700	—	$92,825
C. Richard Stafford, Esq.(9)	$19,375	$—	$24,300	$43,675

(1)	Compensation earned by and paid to Stephen T. Wills, CPA, MST for service on our Board of Directors for the year ended December 31, 2015 is presented in the Summary Compensation Table on page 24 of this Proxy Statement.
(2)	These columns indicate the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of restricted share unit and stock option awards, respectively. See Note 11 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 for an explanation of the assumptions made in valuing these awards.
(3)	Mr. Conjeevaram was granted 10,000 restricted share units in 2015 that will vest in 2016. At December 31, 2015, Mr. Conjeevaram had 32,250 vested outstanding option awards and 13,750 unvested restricted share unit awards.
(4)	Mr. Moussa was granted 10,000 restricted share units in 2015 that will vest in 2016. At December 31, 2015, Mr. Moussa had 32,250 vested outstanding option awards and 13,750 unvested restricted share unit awards.
(5)	Mr. Wesson was granted 10,000 restricted share units in 2015 that will vest in 2016. At December 31, 2015, Mr. Wesson had 34,750 vested outstanding option awards and 13,750 unvested restricted share unit awards.
(6)	Mr. Hewlett was granted 10,000 restricted share units in 2015 that will vest in 2016. At December 31, 2015, Mr. Hewlett had 31,000 vested outstanding option awards and 13,750 unvested restricted share unit awards.
(7)	Ms. Paul was granted 10,000 restricted share units in 2015 that will vest in 2016. At December 31, 2015, Ms. Paul had 7,500 vested and 7,500 unvested outstanding option awards and 15,000 unvested restricted share unit awards.
(8)	Mr. Navarro was granted 10,000 restricted share units in 2015, of which 2,500 will vest on May 28 of 2016, 2017, 2018 and 2019. At December 31, 2015, Mr. Navarro had 10,000 unvested restricted share unit awards.
(9)	Mr. Stafford retired from the Board of Directors effective as of May 27, 2015 upon the election of the 2015 Board of Directors.

BOARD OF DIRECTOR AND CORPORATE GOVERNANCE STANDARDS AND POLICIES

General

The Board of Directors is the ultimate decision-making body of the Company, except with respect to those matters to be decided by the stockholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s day to day business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee directors of stature who have substantive knowledge of the Company’s business.

Conduct of Board Meetings

The Chairman sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. At the invitation of the Board, members of senior management recommended by the Chairman attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

Meeting Attendance

While we strongly encourage attendance by our Board of Directors at our annual stockholders’ meetings, we do not have a formal policy with respect to attendance. Seven of eight directors, including Mr. Quilty, attended last year’s annual stockholders’ meeting. C. Richard Stafford, Esq., who did not stand for re-election at the 2015 Annual Meeting, was not in attendance. In fiscal year 2015, there were a total of ten meetings of the Board of Directors, including six telephonic meetings, and the various committees of the Board of Directors met a total of ten times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he or she served during fiscal year 2015.

Qualifications of Directors

The Nominating and Corporate Governance Committee has not established specific criteria or minimum qualifications that must be met by committee-nominated or stockholder-nominated nominees for director. Regardless of the source of a given nominee’s nomination, the Nominating and Corporate Governance Committee believes each nominee should be evaluated based solely upon his/her educational attainments, relevant experience and professional stature. We seek board candidates with a broad diversity of experience, professions, skills, geographic representation, backgrounds and commitment necessary to make a significant contribution to our Company. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Experience in the healthcare industry, while not a prerequisite for nomination, is a positive factor in the selection process.

Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating and Corporate Governance Committee has not set either term limits or a mandatory retirement age for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.

In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences; however, the Board has not adopted a formal diversity policy. The Nominating and Corporate Governance Committee will evaluate potential nominees, including stockholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. The Nominating and Corporate Governance Committee primarily seeks nominations for director from institutional security holders, members of the investment banking community and current directors. The Nominating and Corporate Governance Committee may, at its discretion, employ consultants to help us identify or screen prospective directors.

Board of Directors Leadership

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the right Board of Directors leadership structure may vary as circumstances warrant. Consistent with this understanding, it is the Company’s policy that non-employee directors consider the Board of Directors’ leadership structure on an annual basis.

The Board has determined that the optimal Board of Directors leadership structure for us is served by the role of Chairman of the Board being held by our Interim Executive Chairman and principal executive officer, Stephen T. Wills, CPA, MST. Due to his long tenure with the Company, Mr. Wills possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face, and is thus best positioned to ensure a focused direction for the Company until a permanent Chief Executive Officer is appointed.

Our non-employee directors have also determined that it is optimal for the Board to have an independent “lead director,” whose responsibilities include, among others, (i) serving as primary intermediary between non-employee directors and management; (ii) formulating, in consultation with the Chairman of the Board, the agenda and meeting schedules for the Board; (iii) advising the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by management to directors; (iv) recommending to the Chairman of the Board the retention of advisors and consultants who report directly to the Board; (v) calling meetings of non-employee directors; (vi) serving as liaison for consultation and communication with stockholders; and (vii) serving as Chairman of the Executive Committee of the Board if, and when, the same shall be established. Mr. Wills served as our lead director until his appointment as Interim Executive Chairman on December 21, 2015.

Although we believe that the combination of the Chairman and principal executive officer roles in the position of Interim Executive Chairman is appropriate in the current circumstances, we expect to separate the offices of Chairman and Chief Executive Officer in the future as we believe this serves our best interests and the best interests of our stockholders.

Role of the Board of Directors in Risk Oversight

Our executive officers are responsible for the day-to-day management of risks the Company faces, while our Board of Directors has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board of Directors regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board of Directors also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Nominating and Corporate Governance Committee manages risks associated with the independence and remuneration of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as advice and counsel from expert advisors.

Director Independence

It is the policy of the Company that the Board consist of a majority of independent Directors. The Nominating and Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of NASDAQ Marketplace Rule 5605(a)(2). The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation. The Board has reviewed the materiality of any relationship that each of our directors has with the Company. Based upon this review, the Board has determined that all director nominees, with the exception of Mr. Wills, are “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The term of office of each person elected as director will continue until our next annual meeting of stockholders or until his successor has been duly elected and qualified.

Board of Director Committees

It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently, these Committees are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members and chairs of these Committees are recommended to the Board by the Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are made up of only independent Directors.

Audit Committee

We maintain an Audit Committee that is currently composed of Srini Conjeevaram, Chairman, Samuel E. Navarro and Bruce F. Wesson. Messrs. Conjeevaram, Navarro and Wesson are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section. The Audit Committee held four meetings in 2015. Details relative to the Audit Committee’s financial expert, together with the Audit Committee Report, are set forth on page 38 of this Proxy Statement under the heading Additional Information.

Compensation Committee

We maintain a Compensation Committee that is currently composed of Robert G. Moussa, Chairman, Srini Conjeevaram and Amy Paul. Messrs. Moussa and Conjeevaram and Ms. Paul are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The Compensation Committee reviews the compensation of management and recommends to the Board the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee operates under a written charter, a copy of which may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section. The Compensation Committee held four meetings in 2015. The Compensation Committee Report is set forth in the Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement.

Nominating and Corporate Governance Committee

We maintain a Nominating and Corporate Governance Committee that is currently composed of Bruce F. Wesson, Chairman, Robert G. Moussa, Amy Paul and Samuel E. Navarro. Messrs. Wesson, Moussa and Navarro and Ms. Paul are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors for consideration by the Board as management’s nominees for directors. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section. The Nominating and Corporate Governance Committee held two meetings in 2015.

We will consider nominations for directors submitted by stockholders. Stockholder nominations for election to the Board must be made by written notification received by the chairperson of the Board not later than sixty days prior to the anniversary date of the preceding annual meeting of stockholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying stockholder;
2.	The principal occupation of the proposed nominee;
3.	A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;
4.	The total number of our shares that will be voted for the proposed nominee;
5.	The total number of our shares owned by the notifying stockholder;
6.	A description of all arrangements or understandings between the notifying stockholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying stockholder;
7.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and
8.	The consent of the nominee to serve as one of our directors, if elected.

The Nominating and Corporate Governance Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

The director nominees for the Meeting were recommended by the Nominating and Corporate Governance Committee and unanimously approved by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included a stockholder vote on the frequency of future votes on named executive officer compensation in our 2013 proxy statement which was advisory and nonbinding. Our stockholders approved the frequency of future votes on the recommendation of our Board of Directors to hold future say-on-pay votes on an annual basis. The next stockholder vote on the frequency of future votes on named executive officer compensation will occur at our 2019 annual meeting of stockholders.

As a result, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers (referred to herein as the “NEOs”) listed in the Summary Compensation Table in the “Compensation Discussion and Analysis” section of this Proxy Statement (commonly referred to as a “say on pay” vote). Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term stockholder value. The fiscal year 2015 compensation of our NEOs reflected these core principles:

•	A significant portion of each NEO’s cash compensation was based on the annual financial performance of the Company and was therefore “at risk”;
•	A significant portion of each NEO’s total compensation was provided in the form of long-term equity, a significant portion of which was subject to stock price performance, to further align the interest of our NEOs and stockholders; and
•	The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for the fiscal year ended December 31, 2015 were consistent with our core compensation principles, an effective incentive for the achievement of positive results, aligned with stockholders’ interests, supported by strong compensation governance practices and worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers for fiscal year 2015 listed in the Summary Compensation Table in the ‘Compensation Discussion and Analysis’ section of the proxy statement, as disclosed pursuant to Item 402 of Regulation S-K.”

Approval of this proposal requires that votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and Broker Non-Votes will not be counted as having been voted for purposes of this proposal. Because your vote is advisory, the result will not be binding upon the Company. Although not binding, our Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for NEOs.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NEOs, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to perform an integrated audit of our financial statements for the fiscal year ending December 31, 2016 and internal controls over financial reporting as of December 31, 2016. The Board proposes that the stockholders ratify this appointment. We expect that representatives of KPMG will be present at the Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

Fees for professional services provided by the Company’s independent registered public accounting firm for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Audit fees	$644,500	$764,500
Audit related fees	$3,250	$108,405
Tax fees	$178,648	$166,626
Totals	$826,398	$1,039,531

All of the foregoing fees were, in each case, pre-approved by the Company’s Audit Committee.

Fee Analysis and Pre-Approval Policy

Audit Fees

Audit fees consist of fees relative to the audit of the Company’s year-end financial statements and review of the Company’s quarterly reports on Form 10-Q, auditor’s opinion related to internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and review of SEC registration statements, other filings and other offerings, comfort letters and consents.

Audit Related Fees

Audit related fees principally involve services relative to accounting consultations on proposed transactions.

Tax Fees

Tax fees principally involve services relative to assisting the Company in compliance with its tax filing requirements and tax consulting services.

Audit Committee Pre-Approval Policy

It is the policy of the Company’s Audit Committee to approve all engagements of the Company’s independent registered public accounting firm to render audit or non-audit services prior to the initiation of such services. Our procedures for the pre-approval by the Audit Committee of all services provided by the Company’s independent registered public accounting firm comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2016.

EXECUTIVE OFFICERS

The executive officers of the Company are:

Name	Age	Position with the Company	Executive Officer of the Company Since
Stephen T. Wills, CPA, MST	59	Interim Executive Chairman and Principal Executive Officer	December, 2015
John E. Yetter, CPA	63	Executive Vice President, Finance and Chief Financial Officer	August, 2000
Robert C. Cole	63	Group President, Traditional Wound Care and Corporate Accounts	January, 2003
Frederic Eigner	66	Executive Vice President of Operations and General Manager, Derma Sciences Canada Inc.	March, 2005
Barry J. Wolfenson	49	Group President, Advanced Wound Care	March, 2006

Stephen T. Wills, CPA, MST was appointed as our Interim Executive Chairman and principal executive officer on December 21, 2015 and thereafter assumed the duties and obligations of the role of principal executive officer of the Company while in his current position as a director. While serving as Executive Chairman, Mr. Wills no longer serves as lead director or a member of the Board’s Compensation Committee or Audit Committee, including as Chairperson thereof.

John E. Yetter, CPA has served as our Executive Vice President, Finance and Chief Financial Officer since January 2013, and previously as our Vice President and Chief Financial Officer beginning in August 2000. Prior to joining us, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb Company. Before his association with Bristol-Myers Squibb, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, magna cum laude, from Boston College School of Management, Boston, Massachusetts in 1975.

Robert C. Cole has served as our Group President, Traditional Wound Care and Corporate Accounts since January 2013, and previously as our Executive Vice President for Sales beginning in May 2006. Prior to his position as Executive Vice President for Sales, he served as our Vice President — Sales and Marketing from January 2003 through April 2006. Prior to joining us, Mr. Cole held a variety of executive sales positions with B. Braun Medical and predecessor firms beginning in 1974, most recently as Vice President, Sales, Eastern Zone. Mr. Cole earned his Bachelor of Science degree in Biology, cum laude, from St. Vincent’s College, Latrobe, Pennsylvania, in 1974.

Frederic Eigner has served as our Executive Vice President, Operations and General Manager of our Canadian subsidiary, Derma Sciences Canada Inc., since March 2005. Previously, beginning in August 2002, he served as Vice President for Operations of Derma Sciences Canada Inc. Prior to its acquisition by us, he held several positions with Dumex Medical Inc. during the period 1992 until August 2002, most recently as Executive Vice President. Prior to his association with Dumex Medical Inc., Mr. Eigner held a variety of executive manufacturing positions with The Kendall Company during the period from 1980 through 1992, most recently as Director of Manufacturing. He earned a Bachelor of Science degree in Industrial Engineering from the High Technical School of Kranj, Slovenia, in 1975, a Master of Science degree in Chemical Engineering from the University of Maribor, Slovenia, in 1980, and a Master of Business Administration degree from the University of Toronto, Ontario, Canada, in 2000.

Barry J. Wolfenson has served as our Group President, Advanced Wound Care and Pharmaceutical Development since January 2013. Effective March 9, 2015, Mr. Wolfenson’s title was changed to Group President, Advanced Wound Care. Mr. Wolfenson previously served as our Executive Vice President, Global Business Development and Marketing from March 2010 through December 2012; our Vice President for Marketing and Business Development from March 2006 through February 2010; and our Director of Marketing from February 2004 through February 2006. Prior to joining us, Mr. Wolfenson held a variety of sales and marketing positions with Bristol-Myers Squibb beginning in 2001, most recently as Marketing Manager with the Bristol-Myers Squibb ConvaTec division. Before his association with Bristol-Myers Squibb, he operated a successful entrepreneurial venture and served as an account executive with Andersen Consulting. Mr. Wolfenson earned a Bachelor of Science degree in Economics from Franklin and Marshall College, Lancaster, Pennsylvania, in 1989 and a Master of Business Administration degree, with High Distinction, from the University of Michigan, Ann Arbor, Michigan, in 2001.

Executive officers are appointed by, and serve at the discretion of, the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion relates to compensation arrangements on behalf of, and compensation paid by our Company to, each of our named executive officers who include:

Name	Position
Stephen T. Wills, CPA, MST	Interim Executive Chairman and Principal Executive Officer
Edward J. Quilty	Former Chief Executive Officer
John E. Yetter, CPA	Executive Vice President, Finance and Chief Financial Officer
Robert C. Cole	Group President, Traditional Wound Care and Corporate Accounts
Frederic Eigner	Executive Vice President, Operations and General Manager of Derma Sciences Canada Inc.
Barry J. Wolfenson	Group President, Advanced Wound Care

Section 1: Executive Summary

Compensation Objectives

The objectives of our compensation programs are as follows:

Objective	Description
Pay-For-Performance	Our compensation program emphasizes performance-based compensation in order to motivate our executives to achieve strong financial, operational and individual performance in line with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders.
Talent Retention	In order to attract and retain qualified executive leadership, the Company must offer compensation which is comparable to similarly situated companies and which provides the potential for substantial rewards if the Company is successful over the long-term. The Company seeks to pay base salary, annual bonus and long-term incentive compensation at levels competitive with other medical device companies.
Alignment with Stockholder Interests	Our compensation program aligns our executives’ interests with those of our stockholders by making stock-based incentives a core element of our executives’ compensation.

Pay-For-Performance

We are committed to a pay-for-performance philosophy. As described below, the variable components of our compensation program are short-term incentives (“STI”) and long-term incentives (“LTI”). Our STI opportunities are provided under an annual cash bonus plan, the payout of which is dependent on the achievement of certain financial, operational or technological objectives. Our LTI opportunities are provided through performance and time-based stock options and performance-based restricted share unit (“RSU”) awards. Because of our pay-for-performance commitment, a meaningful portion of our named executive officers’ total direct compensation, which consists of base salary and target STI and LTI opportunities, is variable.

Compensation Policies and Practices

The Compensation Committee has implemented a number of compensation policies and practices that are intended to further our compensation objectives. The following are some key features of our executive compensation program.

Our Compensation Policies and Practices

•	Claw-Back Policy and Forfeiture of Equity. We maintain a “claw-back” policy, under which we will require the reimbursement of any incentive compensation paid to the executive officers of the Company if the payment was predicated upon financial results that were subsequently the subject of a restatement. In addition, if an executive is terminated for “cause” then he will forfeit all awards granted under the Company’s 2012 Equity Incentive Plan.
•	No Excise Tax Gross-Ups. We do not provide excise tax gross-ups for severance benefits received in connection with a change in control of the Company.
•	No SERP or Pension Plan. We do not maintain a supplemental executive retirement plan, pension plan, or any other type of defined benefit retirement plan.
•	Retain an Independent Consultant. The Compensation Committee retains an independent consultant to assist in developing and reviewing our executive compensation strategy and to confirm that the design and pay levels of our compensation programs are consistent with market practices.
•	Consideration of Prior Year’s “Say on Pay” Vote. As in previous years, stockholders continued to show support for our executive compensation program by approving the compensation of our named executive officers by a vote of approximately 86% of the shares voted at the 2015 Annual Meeting. The Compensation Committee views the continued support of such stockholders as an endorsement of our compensation program and our compensation objectives.

Executive Transition

Effective December 21, 2015, Mr. Quilty, our former Chief Executive Officer and Chairman, departed from the Company, and Mr. Wills, our former Lead Director, was appointed as the Company’s Interim Executive Chairman.

Mr. Wills does not have an employment agreement with the Company. In connection with his appointment as Interim Executive Chairman, on December 17, 2015, the Compensation Committee of the Board approved the material terms of Mr. Wills’ additional compensation for that position, which includes monthly cash compensation of $15,000 and a one-time stock option grant of 15,000 shares subject to a twelve-month vesting schedule.

In connection with Mr. Quilty’s departure we entered into a separation agreement and a consulting agreement with Mr. Quilty. Pursuant to the separation agreement, which required Mr. Quilty to provide a release of any claims in favor of the Company, Mr. Quilty is entitled to receive the following compensation:

•	Cash severance of $1,030,000, payable over a two year period ending December 31, 2017.
•	An annual bonus of $93,344 for the 2015 fiscal year, which was paid in December 2015.
•	Vesting of the following equity awards that otherwise would have been forfeited upon his departure: 39,000 time-based stock option shares, 18,125 performance-based stock option shares, 16,250 time-based restricted stock units and 5,438 performance-based restricted stock units.
•	Subject to Mr. Quilty’s timely election of continued health coverage under COBRA, the Company will pay all premiums required to maintain Mr. Quilty’s health insurance coverage for a two-year period ending December 31, 2017.
•	Reimbursement of up to $2,500 in legal fees and costs related to the separation agreement.

Pursuant to his consulting agreement with the Company, Mr. Quilty has agreed to provide consulting services with regard to the Company’s business and operations until June 30, 2016 or until such earlier date on which the consulting relationship is terminated, in exchange for a total consulting fee of $60,000 payable in six equal monthly installments.

Section 2: Elements of Compensation

The following is an overview of the compensation program for our named executive officers, which generally consists of base salary, STI opportunity, and LTI opportunity. In connection with the transition in our executive leadership as described above, in December 2015, we entered into certain compensation arrangements with Mr. Quilty and Mr. Wills, which differ in some respects from our general executive compensation program described below. For example, Mr. Wills did not participate in our 2015 STI and LTI programs, and instead received a one-time grant of stock options in December 2015 with respect to 15,000 shares, subject to a twelve-month vesting schedule.

Base Salary

To the extent applicable, the employment agreement with each named executive officer sets an initial base salary in accordance with industry norms and the named executive officer’s experience and qualifications. The Compensation Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are: (i) individual and corporate performance, (ii) levels of responsibility, (iii) prior experience, (iv) breadth of knowledge of the industry and (v) competitive pay practices. If salaries at comparable companies have increased, the Compensation Committee normally recommends similar increases. However, increases will be recommended only if the executive’s historical performance warrants an increase and if the increase is prudent in view of the Company’s financial condition.

Effective January 1, 2015, the base salary of each named executive officer (other than Mr. Wills) was increased by 3% in order to reflect a cost of living adjustment. This 3% increase represented the same range of base salary increase applicable to all of the Company’s employees.

Effective January 1, 2016, the base salary of each named executive officer (other than Mr. Wills) was increased by 1.5%.

Short-Term Incentive Compensation

In addition to base salary, the Company seeks to reward executives each year for the achievement of specific goals through short-term incentives. As noted above, Mr. Wills did not participate in the Company’s 2015 STI program.

For 2015, the Compensation Committee did not adjust the target STI opportunity, which is expressed as a percentage of base salary, for the named executive officers because the levels were already competitively positioned. The target levels for the named executive officers are set forth in the table which follows.

Name	Target STI Opportunity
Mr. Quilty	50%
Mr. Yetter	30%
Mr. Cole	30%
Mr. Eigner	30%
Mr. Wolfenson	35%

Performance Goals

For 2015, the performance goals for the STI opportunity for each named executive officer were allocated (i) 75% to financial goals which were tied to the 2015 financial and operational budget, and (ii) 25% to strategic and personal goals. The R&D financial goal was primarily based on the DSC127 Phase 3 development program and included both financial spend and patient enrollment target numbers. Effective November 2015, management of the Company approved a plan to terminate the Company’s DSC127 Phase 3 clinical program, and as a result, no portion of the 2015 STI opportunity allocated to R&D goals was earned. The financial goals and actual performance results were as follows:

Financial Goals	Weight % Target	Budget ($ millions)		Actual ($ millions)		Weight % Achieved
Net Sales	30%		$91.72		$84.47	7.5%
Gross Profit	15%		$32.99		$32.73	11.25%
R&D	15%	$	NA	$	NA	0%
EBITDA (Excluding R&D)	15%		$(12.13)		$(11.23)	15%
TOTAL	75%		—		—	33.75%

The 2015 strategic and personal goals were as follows:

Name	Strategic and Personal Goals
Mr. Quilty

•

Strategic:  Lead and oversee the following initiatives: Present and implement strategic 3-year plan; Execute the furtherance of the Phase 3 clinical trial program for DSC127, including targeted patient enrollment numbers; Expansion of TWC into the retail market; Strengthen our supply agreements; Evaluate and present multiple comprehensive strategic opportunities to grow the Company’s business related to acquisitions or product licensing to the Board for consideration; Complete at least one of these opportunities, if appropriate; Oversee succession planning initiatives; Lead an effective investor and analyst relationship program.

•

Personal:  Build a culture of teamwork among the executive team and all employees and positively impact employee engagement; Refine the message to the investment community to improve the underpriced valuation of Derma Sciences.

Mr. Yetter

•

Strategic:  Take the lead to strengthen the overall financial management process relative to reviewing operating results, financial analysis and projections; Provide business and financial analysis in support of key management operating decisions relative to contractual agreements, capital investments, acquisitions, financings, value of business segments and developing key product P&Ls; Optimize operational cash flow; Implement new business management software in Canada; Complete integration of equity administration and reporting software; Lead the development of a strategic plan through the year 2020.

•

Personal:  Complete continuing education in an effort to stay up-to-date on emerging trends and new developments; Exhibit financial, risk management and personnel management skills; Exhibit leadership and communication skills to better assist the management team.

Mr. Cole

•

Strategic:  Successfully enhance the Company’s position in the retail and private label industry; Lead the U.S. corporate accounts group to develop and execute a GPO contract plan to expand our product positions on contracts; Collaborate with the EVP, Operations to secure contracts for new private label products that will support and complement our manufacturing capabilities.

Name	Strategic and Personal Goals

•

Personal:  Foster cooperation with Advanced Wound Care and corporate accounts personnel. Collaborate with Marketing to develop programs (e.g., retail pharmacist education) to lead the Company to become a significant player in the retail market.

Mr. Eigner

•

Strategic:  Lead business continuity and risk reduction initiatives including: alternative manufacturing site feasibility study, Manuka honey supply sourcing, and internal R&D to transition to in-house manufacturing of major products; Implement cost reduction initiatives; Oversee manufacturing relocations and improvement of certain manufacturing equipment and sites; Collaborate with Finance and IT to implement new business management software in Canada; Spearhead successful outcome of Regulatory Audit.

•

Personal:  Exhibit leadership and communication skills to motivate employees to share in the Company’s successes and vision; Provide employees with a safe, exciting and inclusive work environment that values their diversity and recognizes individual achievements; Implement communication initiatives including daily production meetings, weekly functional project meetings, and monthly management meetings and semi-annual long-term planning meetings.

Mr. Wolfenson

•

Strategic:  Collaborate with the CEO and executive team to develop a five year review of strategic elements to include sales, budgets and potential valuation analysis by third parties; Lead initiatives to ensure positive reimbursement outcomes for the AWC product portfolio; Assist with the execution of the Phase 3 clinical trial program for DSC127, including targeted patient enrollment numbers; Continue to evaluate new products and technologies including product line extensions and new strategic partners and alliances.

•

Personal:  Exhibit leadership and communication skills to motivate Advanced Wound Care group personnel towards higher achievement to ensure attainment of sales goals; Foster cooperation with Traditional Wound Care and corporate accounts personnel.

Payouts

The Compensation Committee determined the payouts under the 2015 STI program based on aggregate performance. The weighted-average achievement and payout levels for the named executive officers under the 2015 STI program are set forth below. As noted above, the separation agreement entered into between the Company and Mr. Quilty in connection with his departure provides for the payment of to Mr. Quilty of a $93,344 STI bonus for 2015.

Name(1)	Financial Goals Achievement Level (75%)	Strategic and Personal Goals Achievement Level (25%)	Weighted Average Achievement Level	Target STI Opportunity	Payout
Mr. Quilty	33.75%	2.5%	36.25%	$257,500	$93,344
Mr. Yetter	34%	20%	54%	$83,400	$45,000
Mr. Cole	34%	18%	52%	$77,400	$40,000
Mr. Eigner	34%	20%	54%	$65,228	$35,195	(2)
Mr. Wolfenson	34%	14%	48%	$108,150	$52,000

(1)	Amounts and percentages are subject to rounding conventions adopted by the Compensation Committee.
(2)	Mr. Eigner’s STI payout was paid in Canadian dollars. The average exchange rate for 2015 was 1.28.

Long-Term Incentive Compensation

The Company’s long-term incentives for named executive officers consist of stock options and RSUs awarded pursuant to the Company’s 2012 Equity Incentive Plan. The Compensation Committee determines the number and terms of recommended option and RSU grants to the Company’s named executive officers based on practices at comparable companies in the medical device industry and the Company’s policy of linking long-term incentives to performance. As noted above, Mr. Wills did not participate in the Company’s regular LTI program for named executive officers generally, and instead received a one-time grant of 15,000 stock options, effective December 21, 2015. Mr. Wills’ 2015 stock option grant is subject to a twelve-month vesting schedule.

2015 Annual Grants

On February 12, 2015, the Compensation Committee granted performance-based RSUs and time-based and performance-based stock options to the named executive officers (other than Mr. Wills). The time-based stock options vest 25% upon the date of grant and 25% annually thereafter. The performance-based stock options and performance-based RSUs are to vest, if at all, to the extent the Company achieves the financial, strategic and personal goals as set forth in the STI program. The number of performance-based RSUs and stock options granted to each named executive officer as part of the 2015 annual grant are set forth below.

Name	Performance-Based RSUs	Stock Options
		Performance-Based	Time-Based
Mr. Quilty	15,000	50,000	20,000
Mr. Yetter	6,000	20,000	10,000
Mr. Cole	6,000	20,000	10,000
Mr. Eigner	6,000	20,000	10,000
Mr. Wolfenson	7,500	28,000	13,000

On March 2, 2016, the Compensation Committee determined the vesting under the 2015 LTI program, based on the weighted average achievement level of the financial, strategic and personal goals under the STI program, for the year ended December 31, 2015. As noted above, the separation agreement entered into between the Company and Mr. Quilty in connection with his departure provides for accelerated vesting of certain of Mr. Quilty’s equity awards.

Name(1)	Weighted Average Achievement Level	Performance-Based RSUs		Performance-Based Stock Options
		Granted (2015)	Vested (2016)	Granted (2015)	Vested (2016)
Mr. Quilty	36.25%	15,000	5,438	50,000	18,125
Mr. Yetter	54%	6,000	3,200	20,000	10,800
Mr. Cole	52%	6,000	3,100	20,000	10,400
Mr. Eigner	54%	6,000	3,200	20,000	10,800
Mr. Wolfenson	48%	7,500	3,600	28,000	13,400

(1)	Amounts and percentages are subject to rounding conventions adopted by the Compensation Committee.

Section 3: Determining Compensation

Compensation Committee

The Compensation Committee is charged with the following responsibilities: (i) recommendations to the Board of Directors relative to the compensation of executive officers, (ii) administration of the equity incentive plan and recommendations to the Board relative to the grant of equity awards to employees, directors and consultants of the Company, (iii) review of, and recommendations to the Board concerning, proposed employment agreements with executive officers, and (iv) evaluation of the performance of, and determination of compensation policies for, executive officers.

The Compensation Committee meets several times per year in order to: (i) review the effectiveness of the Company’s executive compensation policy in advancing the Company’s objectives, (ii) make recommendations to the Board for any adjustments, and (iii) recommend annual compensation for the coming year.

Compensation Consultant

The Compensation Committee directly retains the Hay Group to assist in developing and reviewing our executive compensation strategy and program. The Hay Group reports directly to the Compensation Committee and does not perform any other services for the Company other than as an adviser to the Board of Directors on its executive compensation program. The Compensation Committee has assessed the independence of the Hay Group pursuant to SEC rules and NASDAQ listing standards and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation Committee.

Peer Group

For 2015, the companies comprising the Company’s compensation peer group were as follows:

2015 Compensation Peer Group
Anika Therapeutics	Repligen Corp.
Atricure, Inc.	Span-America Medical Systems Inc.
Atrion Corp	STAAR Surgical Company
Cutera Inc.	SurModics, Inc.
Endologix Inc.	Synergetics
Iridex Corp.	Utah Medical Products
Osiris Therapeutics, Inc.	Vascular Solutions Inc.

In 2016, the Compensation Committee engaged the Hay Group to identify a peer group and for evaluation of the market competitiveness of cash and equity compensation for the Company’s executive officers. As a result of this evaluation, a new peer group was identified effective January 1, 2016. These changes include (a) the removal of Synergetics and Utah Medical Products and (b) the addition of Cardiovascular Systems and Cryolife.

Section 4: Additional Compensation Matters

Employment Arrangements

The following is a description of key terms of the existing employment agreements between the Company and our named executive officers, each of which was most recently amended on March 9, 2015 to extend the term of the agreement by two years and to incorporate the Company’s claw-back policy with respect to incentive compensation. Mr. Wills does not have an employment agreement with the Company, and the separation agreement and consulting agreement between the Company and Mr. Quilty are described above.

John E. Yetter, CPA

We employ John E. Yetter, CPA, our Executive Vice President, Finance and Chief Financial Officer, pursuant to an employment agreement (as amended effective as of December 20, 2012, March 31, 2013 and March 9, 2015), expiring March 31, 2017, providing for an annual base salary and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon the Company’s failure to renew the agreement or termination of employment, each without cause (each, a “Severance Event”), Mr. Yetter is entitled to (i) payment of severance compensation in the amount of one-year’s base salary, to be paid in twelve equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twelve months following such Severance Event and (iii) an extension of the period to exercise any options to purchase securities of the Company to the earlier to occur of (a) the expiration thereof, as set forth in the option instrument, or (b) the tenth anniversary of the original grant date of the option instrument (an “Option Exercise Extension”). Mr. Yetter’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Yetter’s employment agreement also contains a Claw-Back Provision.

Robert C. Cole

We employ Robert C. Cole, our Group President, Traditional Wound Care and Corporate Accounts, pursuant to an employment agreement (as amended effective as of December 20, 2012, March 31, 2013, and March 9, 2015), expiring March 31, 2017, providing for an annual base salary and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Cole is entitled to (i) payment of severance compensation in the amount of one-year’s base salary, to be paid in twelve equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twelve months following such Severance Event and (iii) an Option Exercise Extension. Mr. Cole’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Cole’s employment agreement also contains a Claw-Back Provision.

Frederic Eigner

We employ Frederic Eigner, our Executive Vice President, Operations and General Manager of Derma Sciences Canada Inc., pursuant to an employment agreement (as amended effective as of December 20, 2012, March 31, 2013 and March 9, 2015), expiring March 31, 2017, providing for an annual base salary and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Eigner is entitled to (i) payment of severance compensation in the amount of the greater of (a) one-year’s base salary, to be paid in twelve equal monthly installments and (b) the amount specified by the laws of Ontario, Canada, to be paid in monthly installments, (ii) at Derma Canada’s expense, for twelve months following such Severance Event, the health care benefits required by the laws of Ontario, Canada, and reimbursement for the cost of health care benefits obtained by Mr. Eigner to the extent comparable benefits and cost coverage is provided to Derma Canada’s active employees and (iii) an Option Exercise Extension. Mr. Eigner’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Eigner’s employment agreement also contains a Claw-Back Provision.

Barry J. Wolfenson

We employ Barry J. Wolfenson, our Group President, Advanced Wound Care, pursuant to an employment agreement (as amended effective as of December 20, 2012, March 31, 2013 and March 9, 2015), expiring March 31, 2017, providing for an annual base salary and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Wolfenson is entitled to (i) payment of severance compensation in the amount of one-year’s base salary, to be paid in twelve equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twelve months following such Severance Event and (iii) an Option Exercise Extension. Mr. Wolfenson’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Wolfenson’s employment agreement also contains a Claw-Back Provision.

Risk Assessment

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. Although a significant portion of our executive compensation program is performance-based, we have focused on aligning our compensation policies with the long-term interests of our stockholders and avoiding rewards that could create excessive or inappropriate risks to the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee Members

Robert G. Moussa, Chairman
Srini Conjeevaram
Amy Paul

Summary Compensation Table

The following table presents information regarding the compensation earned by our named executive officers in the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary	Bonus(3)	Stock Awards(4)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Stephen T. Wills, CPA, MST Interim Executive Chairman(1)	2015	$—	—	$98,550	$46,950	$—	$101,000	$246,500
Edward J. Quilty(2) Former Chief Executive Officer	2015	$515,000	—	$132,450	$275,100	$93,344	$1,187,517	$2,203,411
	2014	$500,000	$30,000	$163,358	$591,360	$123,000	$13,938	$1,421,656
	2013	$450,000	—	$108,704	$450,185	$196,000	$12,390	$1,217,279
John E. Yetter, CPA Executive Vice President, Finance and Chief Financial Officer	2015	$278,000	—	$52,980	$117,900	$45,000	$12,835	$506,715
	2014	$270,000	—	$62,933	$207,360	$46,000	$12,795	$599,088
	2013	$260,000	—	$52,288	$213,010	$68,000	$12,390	$605,688
Robert C. Cole Group President, Traditional Wound Care and Corporate Accounts	2015	$258,000	—	$52,980	$117,900	$40,000	$20,035	$488,915
	2014	$250,000	—	$62,933	$207,360	$44,000	$20,021	$584,314
	2013	$240,000	—	$53,664	$215,695	$65,000	$17,790	$592,149
Frederic Eigner(7) Executive Vice President, Operations and General Manager, Derma Sciences Canada Inc.	2015	$217,425	—	$52,980	$117,900	$35,195	$14,198	$437,698
	2014	$244,388	—	$62,933	$207,360	$41,637	$13,122	$569,440
	2013	$252,403	—	$50,912	$210,325	$64,071	$15,122	$592,833
Barry J. Wolfenson Group President, Advanced Wound Care	2015	$309,000	—	$66,225	$161,130	$52,000	$12,835	$601,190
	2014	$300,000	$20,000	$83,018	$349,440	$54,000	$15,495	$1,231,657
	2013	$280,000	—	$61,920	$281,925	$85,000	$8,625	$815,083

(1)	Compensation disclosed herein includes fees earned by Mr. Wills in connection with his service on our Board of Directors prior to his appointment as Interim Executive Chairman on December 21, 2015. Compensation disclosed herein also includes compensation paid in connection with Mr. Wills’ appointment as Interim Executive Chairman, which includes a one-time stock option grant of 15,000 shares subject to a twelve-month vesting schedule. Mr. Wills was also granted 15,000 restricted share units in 2015 that will vest in 2016.
(2)	As previously disclosed, Mr. Quilty departed from the Company effective as of December 21, 2015 and resigned as a director on February 26, 2016. In connection with Mr. Quilty’s departure as Chairman of the Board of Directors, President and Chief Executive Officer, the compensation reported above includes cash severance, health insurance continuation for 24 months, consulting fees for services performed after termination of employment and reimbursement of legal fees, as well as stock option and restricted stock unit awards received in consideration for his prior service to the Company.
(3)	This column reflects the discretionary cash bonus that was awarded to Mr. Quilty ($30,000) and Mr. Wolfenson ($20,000) in 2014 for efforts in managing the equity raise of $86 million.
(4)	These columns reflect the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of stock option and restricted share unit awards. See Note 11 of the Notes to Consolidated Financial Statements contained in our 2015 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards. In 2015, the Compensation Committee granted to each named executive officer (other than Mr. Wills) performance-based RSUs and option awards, as well as time-based option awards. The grant date fair value of the performance-based awards is based on the target level of achievement, which is equivalent to the maximum level for such awards. In addition, a discretionary time-based option award bonus was granted to Mr. Quilty and Mr. Wolfenson in 2014 with a fair value of $92,160 and $57,600, respectively, for efforts in managing the equity raise referred to in Footnote 3 above.

(5)	This column reflects the annual incentive earned for year end 2015 and paid in 2016, earned for year end 2014 and paid in 2015 and earned for year end 2013 and paid in 2014.
(6)	The amounts reported in this column for 2015 include the following:

Other Compensation	Wills	Quilty	Yetter	Cole	Eigner(a)		Wolfenson
401(k) Matching Contribution	—	$10,600	$10,600	$10,600	$9,749	(b)	$10,600
Executive Health Services	—	$2,087	$2,000	$2,000	$4,449		$2,000
Disability Insurance	—	$235	$235	$235			$235
Car Allowance	—	—	—	$7,200	—		—
Fees Earned in Cash for Service as a Director	$101,000	—	—	—	—		—
Cash Severance	—	$1,030,000	—	—	—		—
Health Insurance for 2 Years after Termination	—	$39,508	—	—	—		—
Paid Time Off	—	$42,587	—	—	—		—
Consulting Fees	—	$60,000	—	—	—		—
Legal Fee Reimbursement	—	$2,500	—	—	—		—

(a)	Presented in USD. Mr. Eigner’s compensation is paid in Canadian dollars. For 2015, the amounts presented in this summary compensation table have been converted from Canadian dollars to U.S. dollars using the average exchange rate of 1 Cdn. = $1.28.
(b)	Mr. Eigner is not a participant in the Company’s U.S. 401(k) Plan, but instead receives matching contributions under an RRSP Plan.
(7)	Mr. Eigner’s compensation is paid in Canadian dollars. The average exchange rates for 2015, 2014 and 2013 were 1.28, 1.10 and 1.03, respectively.

Grants Of Plan-Based Awards

The following table sets forth information relating to plan-based incentives, stock options and RSUs granted to our named executive officers in 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards(2) Target (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Stephen T. Wills, CPA, MST
Restricted Stock Units	5/28/2015	—	—	15,000	—	—	98,550
Time-Based Option	12/21/2015	—	—	—	15,000	4.48	46,950
Edward J. Quilty
Short-Term Cash Incentive	2/12/2015	257,500	—	—	—	—	—
Time-Based Option	2/12/2015	—	—	—	20,000	8.83	78,600
Performance-Based Option	2/12/2015	—	50,000	—	—	8.83	196,500
Performance-Based RSU	2/12/2015	—	15,000	—	—	—	132,450
John E. Yetter, CPA
Short-Term Cash Incentive	2/12/2015	83,400	—	—	—	—	—
Time-Based Option	2/12/2015	—	—	—	10,000	8.83	39,300
Performance-Based Option	2/12/2015	—	20,000	—	—	8.83	78,600
Performance-Based RSU	2/12/2015	—	6,000	—	—	—	52,980
Robert C. Cole
Short-Term Cash Incentive	2/12/2015	77,400	—	—	—	—	—
Time-Based Option	2/12/2015	—	—	—	10,000	8.83	39,300
Performance-Based Option	2/12/2015	—	20,000	—	—	8.83	78,600
Performance-Based RSU	2/12/2015	—	6,000	—	—	—	52,980
Frederic Eigner(7)
Short-Term Cash Incentive	2/12/2015	65,228	—	—	—	—	—
Time-Based Option	2/12/2015	—	—	—	10,000	8.83	39,300
Performance-Based Option	2/12/2015	—	20,000	—	—	8.83	78,600
Performance-Based RSU	2/12/2015	—	6,000	—	—	—	52,980
Barry J. Wolfenson
Short-Term Cash Incentive	2/12/2015	108,150	—	—	—	—	—
Time-Based Option	2/12/2015	—	—	—	13,000	8.83	51,090
Performance-Based Option	2/12/2015	—	28,000	—	—	8.83	110,040
Performance-Based RSU	2/12/2015	—	7,500	—	—	—	66,225

(1)	This column shows the dollar value of the potential payout to each named executive officer for 2015 under any non-equity incentive plan at target levels. The actual amounts of the annual incentive awards earned are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)	This column reflects the target number of shares of stock with respect to performance-based RSUs or the number of shares underlying performance-based stock options to be paid out or vested upon achievement of certain performance objectives set by the Compensation Committee. See the “Compensation Discussion and Analysis” section for complete description of performance goals on which payments were based.
(3)	This column shows the number of securities underlying time-based restricted stock units granted to Mr. Wills in 2015 for service as a director.
(4)	This column shows the number of securities underlying time-based stock options granted in 2015.

(5)	This column shows the per-share exercise or base price of the stock options granted in 2015.
(6)	These amounts reflect the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions we made in valuing the stock awards, see “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2015.
(7)	Mr. Eigner’s compensation is paid in Canadian dollars. The average exchange rate for 2015 was 1.28.

2012 Equity Incentive Plan

The Company’s 2012 Equity Incentive Plan authorizes the Company to grant equity-based and cash-based incentive compensation in the form of stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, other share-based awards and cash-based awards, for the purpose of providing the Company’s employees, officers, consultants and non-employee directors with incentives and rewards for performance. See the “Compensation Discussion and Analysis” section for complete description of performance goals on which payments were based.

•	Time-Based Incentive Stock Options: Time-based stock options will vest as to 25% of the shares on the grant date and 25% per year thereafter on the first, second, and third anniversaries of the grant date so long as the named executive officer remains employed by the Company. Vesting of the stock option will accelerate to 100% immediately upon a “change in control” (as defined in the 2012 Equity Incentive Plan) while the named executive officer remains employed. These stock options have a 10 year term.
•	Performance-Based Incentive Stock Options: Performance-based stock options will vest upon the achievement of performance goals specified by the Compensation Committee. Vesting of the stock option will accelerate to 100% immediately upon a change in control while the named executive officer remains employed. These stock options have a 10 year term.
•	Performance-Based RSUs: Performance-based RSUs will vest based upon the Company’s achievement of performance goals specified by the Compensation Committee. Vesting of the performance-based RSUs granted in 2015 will accelerate to 100% immediately upon a change in control while the named executive officer remains employed. Named executive officers shall not have any rights of a stockholder until vesting of the awards.

Outstanding Equity Awards at Year-End

The following table sets forth information regarding the outstanding option and stock awards held by the named executive officers as of December 31, 2015:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen T. Wills, CPA, MST	—	—		—	—	—	15,000	68,550	(10)	—	—
	—	—		—	—	—	6,250	28,563	(11)	—	—
	—	15,000	(1)	—	$4.48	12/21/2025	—	—		—	—
	3,750	3,750	(2)	—	$13.39	02/14/2024	—	—		—	—
	8,000	—		—	$8.98	05/31/2022	—	—		—	—
	4,000	—		—	$8.76	04/16/2022	—	—		—	—
	7,500	—		—	$10.26	05/26/2021	—	—		—	—
	7,500	—		—	$5.12	05/27/2020	—	—		—	—
	2,500	—		—	$3.60	07/01/2019	—	—		—	—
	4,375	—		—	$2.88	05/21/2019	—	—		—	—
	2,500	—		—	$7.20	07/09/2018	—	—		—	—
	4,375	—		—	$7.12	05/21/2018	—	—		—	—
	4,375	—		—	$6.40	02/22/2017	—	—		—	—
	3,125	—		—	$6.64	05/12/2016	—	—		—	—
Edward J. Quilty	38,125	—		—	$8.83	02/12/2025	—	—		—	—
	56,100	—		—	$13.39	02/14/2024	—	—		—	—
	50,300	—		—	$11.97	02/13/2023	—	—		—	—
	34,000	—		—	$8.75	02/17/2022	—	—		—	—
	25,000	—		—	$8.00	08/31/2021	—	—		—	—
	27,000	—		—	$4.95	01/20/2021	—	—		—	—
	15,000	—		—	$5.10	03/04/2020	—	—		—	—
	24,688	—		—	$3.12	02/25/2019	—	—		—	—
	25,000	—		—	$4.80	11/29/2017	—	—		—	—
	18,750	—		—	$6.40	02/22/2017	—	—		—	—
John E. Yetter, CPA	—	—		—	—	—	—	—		6,000	27,420	(12)
	—	—		—	—	—	7,500	34,275	(13)	—	—
	2,500	7,500	(3)	20,000	$8.83	02/12/2025	—	—		—	—
	14,500	6,000	(4)		$13.39	02/14/2024	—	—		—	—
	20,800	3,000	(5)		$11.97	02/13/2023	—	—		—	—
	20,400	—			$8.75	02/17/2022	—	—		—	—
	15,000	—		—	$8.00	08/31/2021	—	—		—	—
	16,500	—		—	$4.95	01/20/2021	—	—		—	—
	8,000	—		—	$5.10	03/04/2020	—	—		—	—
	13,282	—		—	$3.12	02/25/2019	—	—		—	—
	12,500	—		—	$4.80	11/29/2017	—	—		—	—
	9,375	—		—	$6.40	02/22/2017	—	—		—	—

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert C. Cole	—	—		—		—	—	—	—		6,000	27,420	(12)
	—	—		—		—	—	7,500	34,275	(13)	—	—
	2,500	7,500	(6)	20,000	(6)	$8.83	02/12/2025	—	—		—	—
	14,800	6,000	(4)	—		$13.39	02/14/2024	—	—		—	—
	21,100	3,000	(5)	—		$11.97	02/13/2023	—	—		—	—
	20,400	—		—		$8.75	02/17/2022	—	—		—	—
	15,000	—		—		$8.00	08/31/2021	—	—		—	—
	16,500	—		—		$4.95	01/20/2021	—	—		—	—
	8,000	—		—		$5.10	03/04/2020	—	—		—	—
	13,282	—		—		$3.12	02/25/2019	—	—		—	—
	12,500	—		—		$4.80	11/29/2017	—	—		—	—
	9,375	—		—		$6.40	02/22/2017	—	—		—	—
Frederic Eigner	—	—		—		—	—	—	—		6,000	27,420	(12)
	—	—		—		—	—	7,500	34,275	(13)	—	—
	2,500	7,500		20,000		$8.83	02/12/2025	—	—		—	—
	14,500	6,000	(4)	—		$13.39	02/14/2024	—	—		—	—
	20,500	3,000	(5)	—		$11.97	02/13/2023	—	—		—	—
	20,400	—		—		$8.75	02/17/2022	—	—		—	—
	15,000	—		—		$8.00	08/31/2021	—	—		—	—
	16,500	—		—		$4.95	01/20/2021	—	—		—	—
	8,000	—		—		$5.10	03/04/2020	—	—		—	—
	13,282	—		—		$3.12	02/25/2019	—	—		—	—
	12,500	—		—		$4.80	11/29/2017	—	—		—	—
	9,375	—		—		$6.40	02/22/2017	—	—		—	—
Barry J. Wolfenson	—	—		—		—	—	—	—		7,500	34,275	(12)
	—	—		—		—	—	8,750	39,988	(13)	—	—
	3,250	9,750	(7)	28,000		$8.83	02/12/2025	—	—		—	—
	23,050	11,750	(8)			$13.39	02/14/2024
	27,500	4,000	(9)	—		$11.97	02/13/2023	—	—		—	—
	20,400	—		—		$8.75	02/17/2022	—	—		—	—
	15,000	—		—		$8.00	08/31/2021	—	—		—	—
	16,500	—		—		$4.95	01/20/2021	—	—		—	—
	8,000	—		—		$5.10	03/04/2020	—	—		—	—
	13,282	—		—		$3.12	02/25/2019	—	—		—	—
	12,500	—		—		$4.80	11/29/2017	—	—		—	—
	9,375	—		—		$6.40	02/22/2017	—	—		—	—

(1)	The 15,000 time-based stock options awarded become exercisable as to 1,250 options on a monthly basis over the one-year period from the date of grant.
(2)	3,750 of the time-based stock options awarded become exercisable as to 1,875 options on February 14th of 2016 and 2017.
(3)	7,500 of the time-based stock options awarded become exercisable as to 2,500 options on February 12th of 2016, 2017 and 2018, while 10,800 performance-based stock options became exercisable, as determined by the Board of Directors, on March 2, 2016.

(4)	6,000 of the time-based stock options awarded become exercisable as to 3,000 options on February 13th of 2016 and 2017.
(5)	3,000 of the time-based stock options awarded became exercisable on February 13th of 2016.
(6)	7,500 of the time-based stock options awarded become exercisable as to 2,500 options on February 12th of 2016, 2017 and 2018, while 10,400 performance-based stock options became exercisable, as determined by the Board of Directors, on March 2, 2016.
(7)	9,750 of the time-based stock options awarded become exercisable as to 3,250 options on February 12th of 2016, 2017 and 2018, while 13,400 performance-based stock options became exercisable, as determined by the Board of Directors, on March 2, 2016.
(8)	11,750 of the time-based stock options awarded become exercisable as to 5,875 options on February 14th of 2016 and 2017.
(9)	4,000 of the time-based stock options awarded became exercisable on February 13th of 2016.
(10)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $4.57 per share on December 31, 2015. The 15,000 time-based restricted stock units became vested on May 28th of 2015.
(11)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $4.57 per share on December 31, 2015. The 6,250 time-based restricted stock units become vested on December 20th of 2016.
(12)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $4.57 per share on December 31, 2015. Awards became vested at the determination of the Board of Directors on March 2, 2016.
(13)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $4.57 per share on December 31, 2015. Time-based awards consist of a one-time grant for past services and retention factors of restricted share units to the applicable named executive officers, which become vested on December 20th of 2016.

Option Exercises and Stock Vested

The following table sets forth certain information concerning the exercise of option awards and the vesting of time-based and performance-based RSUs held by our named executive officers during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen T. Wills, CPA, MST	8,750	32,463	19,250	113,280
Edward J. Quilty	24,219	94,938	43,938	223,242
John E. Yetter	14,532	72,660	10,200	57,576
Robert C. Cole	14,532	56,965	10,200	57,576
Frederic Eigner	15,235	73,433	10,200	57,576
Barry J. Wolfenson	6,250	26,563	14,450	89,841

(1)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our common stock on the acquisition date.

Pension Benefits

We do not sponsor or maintain any pension plans for our named executive officers.

Nonqualified Deferred Compensation

We have not adopted any non-qualified deferred contribution plans or other deferred compensation plans for our named executive officers.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each named executive officer (other than Mr. Quilty) in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2015, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

In addition, the table below quantifies the post-employment benefits Mr. Quilty actually received in connection with the termination of his employment with the Company. Those benefits are described under the heading “Executive Transition” on page 16.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2015 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2015 annual incentive payout and the Outstanding Equity Awards at Year-End table for a summary of each named executive officer’s vested equity awards. Please see the Summary Compensation Table for the annual incentive earned by our named executive officers in 2015.

Name and Triggering Event	Cash Severance and Other Cash Payments ($)(1)	Welfare and Other Benefits ($)(2)	Stock Awards ($)(3)	Total ($)(4)
Mr. Wills
• Voluntary termination	0	0	0	0
• Involuntary termination without cause	0	0	0	0
• CIC	0	0	98,463	98,463
• Death	0	0	0	0
• Disability	0	0	0	0
• Retirement	0	0	0	0
Mr. Quilty(5)
• Departure on 12/21/2015	1,135,087	39,508	100,415	1,275,010
Mr. Yetter
• Voluntary termination	0	0	0	0
• Involuntary termination without cause	278,000	27,067	0	305,067
• CIC	0	0	48,899	48,899
• Death	0	0	0	0
• Disability	0	0	0	0
• Retirement	0	0	0	0
Mr. Cole
• Voluntary termination	0	0	0	0
• Involuntary termination without cause	258,000	19,754	0	277,754
• CIC	0	0	48,442	48,442
• Death	0	0	0	0
• Disability	0	0	0	0
• Retirement	0	0	0	0

Name and Triggering Event	Cash Severance and Other Cash Payments ($)(1)	Welfare and Other Benefits ($)(2)	Stock Awards ($)(3)	Total ($)(4)
Mr. Eigner
• Voluntary termination	0	0	0	0
• Involuntary termination without cause	217,425	6,284	0	223,709
• CIC	0	0	48,899	48,899
• Death	0	0	0	0
• Disability	0	0	0	0
• Retirement	0	0	0	0
Mr. Wolfenson
• Voluntary termination	0	0	0	0
• Involuntary termination without cause	309,000	9,649	0	318,649
• CIC	0	0	56,440	56,440
• Death	0	0	0	0
• Disability	0	0	0	0
• Retirement	0	0	0	0

(1)	Amounts listed under “Cash Severance and Other Cash Payments” for Messrs. Yetter, Cole, Eigner and Wolfenson are equal to the named executive officer’s annual base salary in effect immediately prior to termination. These amounts are payable over 12 equal monthly installments. Notwithstanding the foregoing, as a Canadian employee, Mr. Eigner will be entitled to a severance payment equal to the greater of his annual base salary or as required by common law. Mr. Eigner’s compensation is paid in Canadian dollars. The amount reported in this column for Mr. Quilty includes cash severance of $1,030,000, payable over 24 equal monthly installments; consulting fees of $60,000 for services to be performed after termination of employment, payable in six equal monthly installments; $42,587 in accrued paid time off, paid in single lump sum; and up to $2,500 in reimbursement of legal fees for review of Mr. Quilty’s separation agreement.
(2)	Pursuant to the terms of the applicable employment agreement, each named executive officer would be entitled to continued health care benefits at the Company’s cost for 12 months, except in the case of Mr. Quilty who is entitled to 24 months of benefits. Amounts listed under “Welfare and Other Benefits” are equal to the cost of such health care benefits. Health benefits for Mr. Eigner include $1,835 for Canada health care benefits plus $4,449 for the Executive Medical Program, if applicable, which are included in the salary column of the Summary Compensation Table.
(3)	Represents the accelerated vesting of unvested, outstanding equity awards as a result of the applicable termination trigger. For Messrs. Wills, Yetter, Cole, Eigner and Wolfenson, the value of accelerated vesting of equity awards is determined based on the closing price of our Common Stock on the NASDAQ Stock Market of $4.57 per share on December 31, 2015. For Mr. Quilty, the value of accelerated vesting of equity awards is determined based on the closing price of our Common Stock on the NASDAQ Stock Market of $4.63 per share on December 21, 2015, the date Mr. Quilty’s employment terminated. In either case, the value of accelerated vesting of stock options is determined based on the excess of the applicable closing price over the exercise price of the stock option, and if the exercise price of the accelerated stock option did not exceed the December 31 or December 21 price (as applicable), no value is reported in the table above for such stock option. For further details on specific awards and their applicable termination triggers, please see the narrative descriptions below.
(4)	Represents the total payout under each termination category.
(5)	Amounts disclosed represent compensation and benefits actually received by Mr. Quilty in connection with his departure effective December 21, 2015.

2012 RSU Retention Grant

On December 20, 2012, the Company made a one-time grant of time-based RSUs. The RSUs will vest as to 25% of the RSUs granted on the first, second, third and fourth anniversaries of the date of grant, so long as the NEO is employed by the Company on such dates. Any unvested RSUs will vest immediately upon termination of the named executive officer without cause or upon a change in control of the Company while the named executive officer remains employed.

2012 Performance-Based RSU Retention Grant

On December 20, 2012, the Company made a one-time grant of performance-based RSUs. Vesting of the performance-based RSUs were contingent upon achievement and maintenance prior to December 20, 2015, for a period of sixty (60) consecutive trading days, of a Common Stock closing price per share equal to or greater than certain prices. Because the Compensation Committee determined that the stock price performance goals were not achieved, the performance-based RSUs did not vest as to any named executive officer and were forfeited.

2012 Time-Based Stock Options

25% vested in 2012, 2013, 2014 and 2015.

2013 Time-Based Stock Options

25% vested in 2013, 2014 and 2015 with the remaining 25% vesting in 2016. Vesting of this award accelerates upon a change in control.

2014 Time-Based Stock Options

25% vested in 2014 and 2015 with the remaining 50% vesting in 2016 and 2017. Vesting of this award accelerates upon a change in control.

2014 Performance-Based Options

This award vested based on the Board certification of 2014 performance results in 2015.

2014 Performance-Based RSUs

This award vested based on the Board certification of 2014 performance results in 2015.

2015 Time-Based Stock Options

25% vested in 2015 with the remaining 75% vesting in 2016, 2017 and 2018. Vesting of this award accelerates upon a change in control.

2015 Performance-Based Options

This award vests based on the Board certification of 2015 performance results in 2016. Vesting of this award accelerates upon a change in control based on actual performance results.

2015 Performance-Based RSUs

This award vests based on the Board certification of 2015 performance results in 2016. Vesting of this award accelerates upon a change in control based on actual performance results.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officers (controllers) and persons performing similar functions. The Company has also adopted a code of ethics for its non-financial personnel, as amended and restated on December 5, 2014. The Company has posted its financial and non-financial codes of ethics on its website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers, directors and greater than ten-percent beneficial owners were timely filed during 2015, other than the following:

John E. Yetter filed a Form 4 on February 11, 2015 to report a cashless option exercise on February 6, 2015.

Robert C. Cole filed a Form 4 on March 3, 2015 to report a cashless option exercise on February 27, 2015.

John E. Yetter, Robert C. Cole, Frederic Eigner, Barry J. Wolfenson and Edward J. Quilty each filed a Form 4 on December 23, 2015 to report shares withheld in connection with the vesting of previously granted RSUs on December 20, 2015.

Brett D. Hewlett filed a Form 4 on April 7, 2016 to report Comvita Limited’s cash exercise of certain derivative securities deemed to be beneficially owned by Mr. Hewlett on January 29, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 12, 2016 certain information regarding the beneficial ownership of shares of the Company’s Common Stock, based on 25,885,494 outstanding shares as of such date, by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, including director nominees, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(19)	Percent Beneficially Owned(19)
Felix J. Baker and Julian C. Baker(2)	3,752,390	14.50%
Franklin Resources, Inc.(3)	2,619,308	10.12%
Broadfin Capital, LLC(4)	2,562,104	9.90%
RA Capital Management, LLC(5)	2,055,676	7.94%
Jennison Associates LLC(6)	1,801,306	6.96%
Brett D. Hewlett(7)	1,159,213	4.48%
Barry J. Wolfenson(8)	248,697	*
Robert C. Cole(9)	219,193	*
John E. Yetter, CPA(10)	205,676	*
Frederic Eigner(11)	198,181	*
Stephen T. Wills, CPA, MST(12)	170,576	*
Bruce F. Wesson(13)	125,963	*
Srini Conjeevaram(14)	92,442	*
Robert G. Moussa(15)	92,396	*
Amy Paul(16)	41,500	*
Samuel E. Navarro(17)	20,000	*
All current directors and officers as a group (11 persons)(18)	2,573,837	9.94%

*	Less than 1% ownership interest.
(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
(2)	Felix J. Baker and Julian C. Baker can be reached at: c/o Baker Bros. Advisors LP, 667 Madison Ave, 21st Floor, New York, New York 10065. The Bakers control the investment decision with respect to the aggregate shares held by 667, L.P. (349,970 shares) and Baker Brothers Life Sciences, L.P. (3,402,420 shares).
(3)	Franklin Resources, Inc. can be reached at: One Franklin Parkway, San Mateo, CA 94403-1906. Franklin Resources, Inc.’s ownership consists of 2,619,308 shares of Common Stock beneficially owned by Franklin Advisers, Inc., an investment adviser and an investment management subsidiary of Franklin Resources, Inc. (“Franklin Advisers”), Charles B. Johnson and Rupert H. Johnson, Jr., the principal stockholders of Franklin Resources, Inc. Because Franklin Advisers has discretion or voting power over the securities held in the investment advisory accounts that are subject to a certain investment management contract, Franklin Advisers may be deemed to beneficially own the 2,619,308 shares of Common Stock owned by Franklin Resources, Inc.
(4)	Broadfin Capital, LLC can be reached at: 300 Park Avenue, 25th Floor, New York, NY 10022. Broadfin Capital, LLC’s ownership consists of 2,562,104 shares of Common Stock beneficially owned by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler, Managing Member of Broadfin Capital, LLC and Director of Broadfin Healthcare Master Fund, Ltd.

(5)	RA Capital Management, LLC (“RA Capital”) can be reached at: 20 Park Plaza, Suite 1200, Boston Massachusetts 02116. Ownership of RA Capital, an investment adviser, consists of: 1,692,040 shares of Common Stock and warrants to purchase 363,636 shares of Common Stock. Each of RA Capital, as the general partner of and investment adviser to RA Capital Healthcare Fund, L.P., and Peter Kolchinsky, as the Manager of RA Capital, may be deemed to beneficially own the 2,055,676 shares of Common Stock owned by RA Capital.
(6)	Jennison Associates LLC, a subsidiary of Prudential Financial, Inc. (“Prudential”), can be reached at: 466 Lexington Ave, New York, New York 10017. Ownership consists of: 1,408,806 shares of Common Stock and warrants to purchase 392,500 shares of Common Stock. The shares of Common Stock owned by Jennison Associates LLC are beneficially owned by Prudential and include 1,300 shares of Common Stock held by PGIM, Inc., another subsidiary of Prudential.
(7)	Brett Hewlett can be reached at: Wilson Road South, Paengaroa, Private Bag 1, Te Puke, New Zealand. Ownership includes an aggregate of 1,098,213 shares held by Comvita Limited. Mr. Hewlett is the former Chief Executive Officer of Comvita Limited and therefore may be deemed to share voting and dispositive power with respect to the securities held by Comvita Limited. Mr. Hewlett disclaims beneficial ownership of the securities held by Comvita Limited. Mr. Hewlett’s direct ownership consists of 20,000 shares of Common Stock and exercisable options to purchase up to 31,000 shares of Common Stock, and 10,000 restricted share units, which will vest within 60 days of April 12, 2016.
(8)	Barry J. Wolfenson’s ownership consists of: 74,065 shares of Common Stock and exercisable options to purchase 174,632 shares of Common Stock.
(9)	Robert C. Cole’s ownership consists of: 63,836 shares of Common Stock and exercisable options to purchase 155,357 shares of Common Stock.
(10)	John E. Yetter’s ownership consists of: 50,519 shares of Common Stock and exercisable options to purchase 155,157 shares of Common Stock.
(11)	Frederic Eigner’s ownership consists of: 43,324 shares of Common Stock and exercisable options to purchase 154,857 shares of Common Stock.
(12)	Stephen T. Wills’ ownership consists of: 97,951 shares of Common Stock and exercisable options to purchase 57,625 shares of Common Stock, and 15,000 restricted share units, which will vest within 60 days of April 12, 2016.
(13)	Bruce F. Wesson’s ownership consists of: 81,213 shares of Common Stock, exercisable options to purchase 34,750 shares of Common Stock and 10,000 restricted share units that will vest within 60 days of April 12, 2016.
(14)	Srini Conjeevaram’s ownership consists of: 50,192 shares of Common Stock and exercisable options to purchase 32,250 shares of Common Stock, and 10,000 restricted share units, which will vest within 60 days of April 12, 2016.
(15)	Robert G. Moussa’s ownership consists of: 50,146 shares of Common Stock and exercisable options to purchase 32,250 shares of Common Stock, and 10,000 restricted share units, which will vest within 60 days of April 12, 2016.
(16)	Amy Paul’s ownership consists of: 17,750 shares of Common Stock, 7,500 stock options currently exercisable, and 3,750 stock options and 12,500 restricted share units which will vest within 60 days of April 12, 2016.
(17)	Samuel E. Navarro’s ownership consists of: 10,000 shares of Common Stock and 10,000 restricted share units, which will vest within 60 days of April 12, 2016.
(18)	Ownership consists of: Common Stock, restricted share units and options currently exercisable and exercisable within 60 days of April 12, 2016 to purchase shares of Common Stock.
(19)	The number of shares beneficially owned and the percent beneficially owned by each entity or individual are based upon 25,885,494 shares of Common Stock outstanding and assume the exercise of all exercisable options (including those that would be exercisable within 60 days of April 12, 2016), the vesting of restricted share units scheduled to vest within 60 days of April 12, 2016 and the exercise of all warrants owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants. This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have an exclusive licensing, manufacturing and sales agreement with Comvita New Zealand Limited (“Comvita New Zealand”), an affiliate of Comvita, a stockholder. In 2015, 2014 and 2013, we made purchases from Comvita New Zealand of $4,014,969, $2,203,992 and $2,266,964, respectively, for medical grade honey. In addition, in 2015, 2014 and 2013, we incurred royalties of $1,336,559, $1,357,040 and $1,240,818, respectively, payable to Comvita New Zealand. Amounts due to Comvita New Zealand for raw material purchases and royalties totaled $506,795, $625,947 and $421,578 at December 31, 2015, 2014 and 2013, respectively.

We are also a shareholder of Comvita. In 2013 and 2014, we purchased 2,802,277 common shares in the capital of Comvita for $8,483,693. At December 31, 2015 this investment represented 7.0% of Comvita’s outstanding common shares.

Our Audit Committee reviews in advance all related party transactions in accordance with its written charter. The Audit Committee shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to the Company; the availability of other sources for comparable products or services; the terms of the transaction; the terms of comparable transactions that would be available to unrelated third parties or to employees generally; and the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval.

The Audit Committee may adopt any further policies and procedures relating to the approval of related party transactions that it deems necessary or advisable from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2015 were Messrs. Moussa, Wills (until his appointment as Interim Executive Chairman in December 2015) and Conjeevaram and Ms. Paul. Except for Mr. Wills, who served as our Chief Financial Officer from July 1997 to July 2000, none of the Compensation Committee members was at any time an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ADDITIONAL INFORMATION

Audit Committee

Information Relative to Audit Committee

The Company has established an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. Members of the Audit Committee are designated in the table under the heading Proposal 1 — Election of Directors above. Srini Conjeevaram, Chairman of the Audit Committee, is the Audit Committee Financial Expert and is “independent” as that term is used in NASDAQ Marketplace Rule 5605(a)(2).

Audit Committee Charter

The Company’s Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section.

Audit Committee Financial Expert

Srini Conjeevaram has been determined by the Company’s Board of Directors to be its Audit Committee Financial Expert. In making this determination, the Board relied on Mr. Conjeevaram’ extensive education and experience in financial matters as set forth above under the heading Proposal 1 — Election of Directors —  Information Relative to Directors and Nominees. Among his qualifications, the Board considers that Mr. Conjeevaram possesses the following financial capabilities:

1.	An understanding of accounting principles generally accepted in the United States and financial statements;
2.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
3.	Experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, together with experience actively supervising persons engaged in the foregoing activities;
4.	An understanding of internal controls and procedures for financial reporting; and
5.	An understanding of audit committee functions.

Audit Committee Members

The following individuals are members of the Audit Committee of the Company’s Board of Directors:

Srini Conjeevaram, Chairman
Samuel E. Navarro
Bruce F. Wesson

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

The Audit Committee met privately with KPMG and Company financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with KPMG and with appropriate Company financial personnel.

The Audit Committee also discussed with the Company’s senior management and KPMG the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

Management has primary responsibility for the implementation of the system of internal controls and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. KPMG audited the financial statements prepared by management for the year ended December 31, 2015, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and with KPMG the Company’s financial statements and met separately with both management and KPMG to discuss and review those financial statements and reports prior to their issuance. Management has represented to the Audit Committee, and KPMG has confirmed, that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed and reviewed with KPMG all communications required by standards of the Public Company Accounting Oversight Board (PCAOB), including those described in PCAOB Auditing Standards No. 16, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of KPMG’s audit of the 2015 annual financial statements and internal controls over financial reporting as of December 31, 2015.

Based on the above-mentioned reviews and discussions with management and KPMG, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015.

For the Audit Committee:

Srini Conjeevaram, Chairman
Samuel E. Navarro, Member
Bruce F. Wesson, Member

Compensation Committee

Compensation Committee Charter

The Company’s Board of Directors has adopted a written charter for the Compensation Committee. The charter of the Compensation Committee may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section.

Compensation Committee Members

The following individuals are members of the Compensation Committee of the Company’s Board of Directors:

Robert G. Moussa, Chairman
Srini Conjeevaram
Amy Paul

OTHER BUSINESS

Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2017 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next annual meeting, stockholder proposals must be received by the Company no later than December 21, 2016 and must otherwise comply with the requirements of Rule 14a-8. All such proposals should be in compliance with the applicable regulations of the SEC.

In addition, the Company’s Bylaws have an advance notice procedure with regard to nominations for the election of directors to be held at an annual meeting of stockholders by any stockholder. In general, the Company will consider nominations for directors submitted by any stockholder, only if such stockholder has given timely notice in proper written form of such nomination or nominations, setting forth certain specified information relating to such stockholder and his or her nominations. To be timely, notice must be received by the Chairman of the Board no later than April 2, 2017. Nominations that are not received in a timely manner will not be voted on at the 2017 annual meeting of stockholders. Notices of intent to nominate candidates for election as directors or other stockholder communications should be submitted to: Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

Stockholders may communicate with our Board of Directors by sending correspondence to our Board of Directors, or to any individual director, at the following address: Derma Sciences, Inc. Board of Directors, 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540, Attention: Chief Legal Officer.

Your communications should indicate whether you are a Derma Sciences, Inc. stockholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly or not forward the communication if it is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

Once again this year, the Company and a number of brokers with account holders who beneficially own the Common Stock will be householding our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions has been received from the affected stockholders. Once you have received notice from your broker or us that it or we will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate Annual Report on Form 10-K and set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate Annual Report on Form 10-K and set of proxy materials, you may write or call the Corporate Secretary of the Company at Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540, Attention: Corporate Secretary, telephone 609-514-4744. If you live at the same address as another stockholder and are receiving multiple copies of our proxy materials, please contact us at the telephone number or address above if you only want to receive one copy of those materials.

ANNUAL REPORT

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK OR PREFERRED STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 300, PRINCETON, NEW JERSEY 08540.

April 20, 2016	By Order of the Board of Directors, Stephen T. Wills, CPA, MST, Interim Executive Chairman

DERMA SCIENCES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E09118-P74771 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DERMA SCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen T. Wills, CPA
02) Srini Conjeevaram
03) Robert G. Moussa
04) Brett D. Hewlett
05) Samuel E. Navarro

The Board of Directors recommends you vote FOR proposals 2 through 4.

	For	Against	Abstain
2. ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	☐	☐	☐
3. RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016	☐	☐	☐
4. DISCRETIONARY AUTHORITY: In his discretion, the proxy, Stephen T. Wills, CPA, MST, is authorized to vote upon such other matters as may come before the meeting and any adjournments thereof	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E09119-P74771

DERMA SCIENCES, INC.
Annual Meeting of Stockholders
June 1, 2016 3:30 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Stephen T. Wills, CPA, MST, with full power of substitution, as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey on June 1, 2016, at 3:30 p.m., and any adjournments thereof. For directions, call 609-514-4744. This proxy shall be voted on the proposals described in the Proxy Statement as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side